UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financials Statements or a Related Audit Report or

Completed Interim Review.

(a) As previously announced, a special committee (the “Special Committee”) of the Board of Directors (the “Board”) of Iconix Brand Group, Inc. (the “Company”), along with its independent legal and accounting advisors (the “Advisors”), has been conducting a review of the accounting treatment related to certain transactions. The Advisors have presented their analysis and conclusions to the Special Committee and the Company’s current management team. The Special Committee has now completed the review.

Based on the Special Committee’s review and additional review by the Audit Committee (the “Audit Committee”) of the Board and the Company’s current management team, on October 30, 2015, the Board, the Audit Committee and the Company’s current management team concluded that the Company will restate its historical financial statements in respect of (i) the fourth quarter and annual results of 2013, (ii) the 2014 fiscal year and each quarterly period thereof and (iii) the first and second quarters of 2015 (the “Restatement Periods”) to correct certain errors in accounting. The Company believes the amount of such errors and resulting restatements will have no impact to net income attributable to Iconix for the 2013 fiscal year, decreases net income attributable to Iconix by approximately $3.9 million for the 2014 fiscal year, and increases net income attributable to Iconix through the second quarter of fiscal 2015 by approximately $0.9 million. These restatements will have no impact on historical cash, free cash flow, or securitized net cash flow within our securitized financing facility. These restatements include (i) the classification of contractually obligated expenses, retail support and other costs as selling, general and administrative expenses, as opposed to netting such expenses against licensing or other revenue, as applicable, (ii) inadequate support for revenue recognition relating to certain license agreements, and (iii) inadequate estimation of accruals related to retail support for certain license agreements.

Accordingly, investors should no longer rely upon the Company’s previously filed financial statements and other financial disclosures in respect of the Restatement Periods, or any prior press releases or other communications that relate thereto. The Company intends to present restated financial statements and other financial disclosures (the “Restatement”) as soon as practicable in an amended and restated annual report on Form 10-K for the year ended December 31, 2014 and amended and restated quarterly reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 (the “Amended Periodic Reports”). The amended and restated Form 10-K for the year ended December 31, 2014 will also include details regarding adjustments to each of the quarters in the Restatement Period occurring prior to December 31, 2014.

The Board, Audit Committee and current management team have discussed the matters disclosed in this item 4.02(a) of this Current Report on Form 8-K with the Company’s independent registered accounting firm.

The Company also remains engaged in a previously disclosed comment letter process with the Staff of the U.S. Securities and Exchange Commission relating to an ongoing review of the Company’s Form 10-K for the year ended December 31, 2014. The ultimate outcome of the Staff’s comment letter process is unknown at this time.

Expected Impact of the Restatement

The Company has not yet completed its final determination and review of the items listed below, and therefore the listed amounts are preliminary and subject to change. There can be no assurance that the final adjustments will not differ materially from the estimated amounts discussed herein, or that additional adjustments will not be identified.

Based on its review to date, the Company preliminarily anticipates that the Restatement will result in the estimated adjustments to its financial statements identified in the tables below:

Condensed Consolidated Statements of Income and

Comprehensive Income (Unaudited, in thousands except per share data)

	Three Months Ended March 31, 2015
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$95,387	(1,590)	$93,797
Total revenue	95,387	(1,590)	93,797
Selling, general and administrative expenses	44,155	(2,947)	41,208

Operating income	51,232	1,357	52,589
Interest income	(814)	57	(757)
Other income—net	(40,585)	57	(40,528)
Income before taxes	91,817	1,300	93,117
Provision for income taxes	25,910	455	26,365

Net income	65,907	845	66,752
Net income attributable to Iconix Brand Group, Inc.	62,840	845	63,685
Earnings per share:
Basic	$1.30	$0.02	$1.32
Diluted	$1.21	$0.02	$1.23
Comprehensive income	27,668	845	28,513
Comprehensive income attributable to Iconix Brand Group, Inc.	24,601	845	25,446

	Three Months Ended June 30, 2015
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$98,459	(2,238)	$96,221
Total revenue	98,459	(2,238)	96,221
Selling, general and administrative expenses	49,087	(2,431)	46,656

Operating income	49,372	193	49,565
Interest income	(1,182)	166	(1,016)
Other expenses—net	17,817	166	17,983
Income before taxes	31,555	27	31,582
Provision for income taxes	12,184	9	12,193

Net income	19,371	18	19,389
Net income attributable to Iconix Brand Group, Inc.	14,768	18	14,786
Earnings per share:
Basic	$0.31	$0.00	$0.31
Diluted	$0.30	$0.00	$0.30
Comprehensive income	26,793	18	26,811
Comprehensive income attributable to Iconix Brand Group, Inc.	22,190	18	22,208

Condensed Consolidated Statements of Income and

Comprehensive Income (Unaudited, in thousands except per share data)

	Three Months Ended March 31, 2014
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$112,167	(515)	$111,652
Total revenue	116,138	(515)	115,623
Selling, general and administrative expenses	48,202	(438)	47,764

Operating income	67,936	(77)	67,859
Income before taxes	88,396	(77)	88,319
Provision for income taxes	25,554	(27)	25,527

Net income	62,842	(50)	62,792
Net income attributable to Iconix Brand Group, Inc.	59,768	(50)	59,718
Earnings per share:
Basic	$1.21	$0.00	$1.21
Diluted	$1.03	$0.00	$1.03
Comprehensive income	62,554	(50)	62,504
Comprehensive income attributable to Iconix Brand Group, Inc.	59,480	(50)	59,430

	Three Months Ended June 30, 2014
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$97,542	(1,471)	$96,071
Other revenue	21,401	(5,363)	16,038

Total revenue	118,943	(6,834)	112,109
Selling, general and administrative expenses	44,293	(438)	43,855

Operating income	74,650	(6,396)	68,254
Income before taxes	59,560	(6,396)	53,164
Provision for income taxes	20,778	(2,239)	18,539

Net income	38,782	(4,157)	34,625
Net income attributable to Iconix Brand Group, Inc.	35,319	(4,157)	31,162
Earnings per share:
Basic	$0.73	($0.09)	$0.64
Diluted	$0.60	($0.07)	$0.53
Comprehensive income	36,450	(4,157)	32,293
Comprehensive income attributable to Iconix Brand Group, Inc.	32,987	(4,157)	28,830

	Three Months Ended September 30, 2014
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$95,070	(3,458)	$91,612
Total revenue	113,750	(3,458)	110,292
Selling, general and administrative expenses	50,190	(3,312)	46,878

Operating income	63,560	(146)	63,414
Income before taxes	47,119	(146)	46,973
Provision for income taxes	9,907	(51)	9,856

Net income	37,212	(95)	37,117
Net income attributable to Iconix Brand Group, Inc.	33,779	(95)	33,684
Earnings per share:
Basic	$0.70	$0.00	$0.70
Diluted	$0.58	$0.00	$0.58
Comprehensive income	10,738	(95)	10,643
Comprehensive income attributable to Iconix Brand Group, Inc.	7,305	(95)	7,210

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	As Previously Reported	Adjustments	As Restated	As Previously Reported (audited)	Adjustments	As Restated
Licensing revenue	$102,161	(7,339)	$94,822	$406,940	(12,783)	$394,157
Other revenue	10,251	(3,100)	7,151	54,303	(8,463)	45,840

Total revenue	112,412	(10,439)	101,973	461,243	(21,246)	439,997
Selling, general and administrative expenses	62,725	(11,069)	51,656	205,410	(15,257)	190,153

Operating income	49,687	630	50,317	255,833	(5,989)	249,844
Income before taxes	34,091	630	34,721	229,166	(5,989)	223,177
Provision for income taxes	5,498	221	5,719	61,737	(2,096)	59,641

Net income	28,593	409	29,002	167,429	(3,893)	163,536
Net income attributable to Iconix Brand Group, Inc.	23,870	409	24,279	152,736	(3,893)	148,843
Earnings per share:
Basic	$0.50	$0.01	$0.51	$3.15	($0.08)	$3.07
Diluted	$0.44	$0.01	$0.45	$2.66	($0.07)	$2.59
Comprehensive income	17,015	409	17,424	126,757	(3,893)	122,864
Comprehensive income attributable to Iconix Brand Group, Inc.	12,292	409	12,701	112,064	(3,893)	108,171

Condensed Consolidated Statements of Income (Unaudited, in thousands)

	Three Months Ended December 31, 2013			Year Ended December 31, 2013
	As Previously Reported	Adjustments	As Restated	As Previously Reported (audited)	Adjustments	As Restated
Other revenue	$16,999	$(2,000)	$14,999	$34,579	$(2,000)	$32,579
Total revenue	105,264	(2,000)	103,264	432,626	(2,000)	430,626
Selling, general and administrative expenses	47,073	(2,000)	45,073	175,215	(2,000)	173,215
Operating income	58,191	—	58,191	257,411	—	257,411

Selected Balance Sheet Items: (in thousands)	Year Ended December 31, 2014
		(unaudited)
	As Previously Reported	Adjustments	As Restated
Total Assets	$2,873,391	(5,514)	$2,867,877
Total Liabilities	1,804,630	(1,621)	1,803,009
Total Stockholders’ Equity and Redeemable Non-Controlling Interest	1,068,761	(3,893)	1,064,868

As a result of the matters discussed above, the Company will also revise its report on Internal Control Over Financial Reporting as of December 31, 2014, to indicate such controls were not effective due to inadequate management review procedures.

Cautionary Statement Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to additional information that may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial disclosures in the Restatement Periods and/or additional historical periods and the Company’s ability to file its Amended Periodic Reports. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s subsequent Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission, could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to update or revise publicly any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Iconix Brand Group, Inc. dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ Jason Schaefer
Jason Schaefer
Executive Vice President & General Counsel

Date: November 5, 2015